Exhibit 10.5

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of August 26, 2005 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“Buyer”), NEW CENTURY MORTGAGE CORPORATION, NC CAPITAL CORPORATION, NC RESIDUAL II CORPORATION, NEW CENTURY CREDIT CORPORATION (each a “Seller” and collectively, the “Sellers”) and NEW CENTURY FINANCIAL CORPORATION, the (“Guarantor”).

RECITALS

The Sellers, the Buyer, and the Guarantor are parties to that certain Master Repurchase Agreement, dated as of December 22, 2004 (the “Existing Repurchase Agreement”, as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is a party to that certain Guaranty (the “Guaranty”), dated as of December 22, 2004, as the same may be amended from time to time, by the Guarantor in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Guaranty.

The Buyer, the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, Sellers and Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1. Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“1. Applicability.

From time to time the parties hereto may enter into transactions in which the respective Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the respective Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by such Seller. This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that the Buyer shall have no commitment to enter into any Transaction requested which would result in the aggregate Purchase Price of then outstanding Transactions to exceed the Maximum Committed Purchase Price. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.”

Section 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition in its proper alphabetical order:

““Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.”

Section 3. Conditions to All Transactions. Section 11 of the Existing Repurchase Agreement is hereby amended by:

3.1 deleting Subsection 11(b)(5) in its entirety and replacing it with the following:

“(5) Maximum Aggregate Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Repurchase Agreement shall not exceed the Maximum Aggregate Purchase Price.”

Section 4. Conditions Precedent. This Amendment shall become effective as of August 26, 2005 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the Guarantor and duly authorized officers of the Buyer and the Sellers;

(b) Amendment No. 2 to the Pricing Side Letter, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 5. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 14 of the Existing Repurchase Agreement (except to the extent that such representation or warranty expressly relates to an earlier date).

Section 6. Joint and Several Obligations. Each of the Sellers and Buyer hereby acknowledge and agree that Sellers are each jointly and severally liable to Buyer for all of their respective representations, warranties and covenants hereunder and under the Repurchase Agreement.

Section 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By:	/s/ Randall Eron Shy
	Name:	Randall Eron Shy
	Title:	Vice President

NEW CENTURY MORTGAGE CORPORATION, as Seller

By:	/s/ Patrick Flanagan
	Name:	Patrick Flanagan
	Title:	President

NC CAPITAL CORPORATION, as Seller

By:	/s/ Patrick Flanagan
	Name:	Patrick Flanagan
	Title:	Chief Executive Officer

NEW CENTURY CREDIT CORPORATION, as Seller

By:	/s/ Patrick Flanagan
	Name:	Patrick Flanagan
	Title:	President

NC RESIDUAL II CORPORATION, as Seller

By:	/s/ Patrick Flanagan
	Name:	Patrick Flanagan
	Title:	President

NEW CENTURY FINANCIAL CORPORATION, as Guarantor

By:	/s/ Patrick Flanagan
	Name:	Patrick Flanagan
	Title:	Executive Vice President